Exhibit 10.15

Purchase Agreement

Party A: Chongqing Penglin Food Co., Ltd.

Party B: Xie Bo

1.	Term

The term of this Agreement is form July 1, 2016 to June 30, 2017 (the “Term”).

2.	Purchase and Sales
1)	Party B should provide qualified live pigs to Party A;
2)	During the Term, Party B should provide 200 or more live pigs per day to Party A;
3)	Location of Delivery: slaughterhouse of Guang’an Yongpeng Food Co., Ltd.
4)	During the Term, if either party wants to modify or terminate this Agreement, it should notice the other party in writing one month in advance. If not, the defaulting party should pay RMB 500,000 to the other.

3.	Payment
1)	The purchase price should be determined by both parties based on market price of the live pig.
2)	Both parties confirm the quality, quantity, price and consideration every day, then Party A should provide the receipt to Party B.
3)	According to the receipt, Party A should pay to Party B.

4.	Dispute Resolution

In the event of any dispute, controversy or claim (collectively, “dispute”) arising out of or relating to this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultations. If it can’t be resolved through friendly consultations, any party has rights to submit the dispute for lawsuit.

5.	Miscellaneous

This Agreement comes into effect upon the execution of both parties. This Agreement may be executed simultaneously in two counterparts, each of which shall be held by each Party, all of which together shall constitute one and the same instrument.

Party A: Chongqing Penglin Food Co., Ltd.

(Signature):__________________________

Party B: Xie Bo

(Signature):__________________________

Date: June 29, 2016